Exhibit 1.01

Extreme Networks, Inc.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2023

This Conflict Minerals Report (the “Report”) for Extreme Networks, Inc. (“we” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2023. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, or their derivatives, which the Securities and Exchange Commission has limited to tantalum, tin, tungsten and gold (collectively, the “Minerals”).

We have determined that certain Minerals are necessary to the functionality or production of our networking equipment. We generally manufacture our products through contract manufacturers. As a result, we do not have direct relationships with many of our suppliers. Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Consequently, we rely on our contract manufacturers, direct and indirect suppliers and industry initiatives for source information on the Minerals in our products.

For the reporting period from January 1 to December 31, 2023, we conducted reasonable country of origin (“RCOI”) activities followed by due diligence investigations to determine the source and chain of custody of the Minerals that are necessary to the functionality or production of our products.

We have reason to believe that a few smelters within our supply chain may be sourcing Minerals from the DRC-conflict areas. We believe that these smelters are certified Conflict Free by the Conflict Free Smelters Program. If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we will work to remove such suppliers from our supply chain.

Company Overview

We are a leading provider of cloud networking solutions and industry leading services and support. We design, develop, and manufacture wired, wireless, and software-defined wide area-network (“SD- WAN”) infrastructure equipment. Our cloud solution is a single platform that offers unified network management of wireless access points, switches, and SD-WAN. It leverages machine learning, Artificial Intelligence Operations and analytics to help customers deliver secure connectivity at the edge of the network, speed cloud deployments, and uncover actionable insights to save time, lower costs, and streamline operations. We conduct our sales and marketing activities on a worldwide basis through distributors, resellers and the Company’s field sales organization.

Conflict Minerals Program

We have established a conflict minerals compliance program that is based on the framework established by the Organisation for Economic Cooperation and Development (the “OECD Framework”) applicable to downstream companies. We engage a third party, Assent Compliance, Inc., to collect data from our suppliers. We rely in good faith on the information the suppliers provide.

Reasonable Country of Origin Inquiry

We conducted a RCOI survey of all of our suppliers. Of the 64 suppliers contacted by the Company, 56 suppliers provided valid responses to our questionnaires.

Suppliers were asked to utilize the Responsible Minerals Initiative (the “RMI”) Conflict Minerals Reporting Template (“CMRT”) to report on their usage and sourcing of materials containing the Minerals. The RMI CMRT was developed by several of the world’s leading consumer electronics companies and is generally regarded as the most common reporting tool for conflict minerals content and sourcing information. However, not all suppliers responded using the template as requested.

These surveys listed a total of approximately 345 smelters and refiners. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their Minerals were procured. Other suppliers provided their complete list of smelters, but were unable to identify the specific smelters from which the Minerals used for our products were procured. As some of the surveys we received are company-wide and not product specific, we believe these surveys may include smelters and refiners that do not provide the Minerals that are used in our products. Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of smelters and refiners listed in the surveys that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those listed on Exhibit A.

Some of our suppliers have reported using various refineries that have been sanctioned by the U.S. Department of the Treasury, Office of Foreign Assets Control (OFAC) (“Sanctioned Entities”) as a source of Minerals. We have no direct business with those Sanctioned Entities. In at least one case, we have been able to obtain product-level reports from the supplier, and have been able to verify that Minerals used for the products supplied to us by that supplier were not sourced from Sanctioned Entities. We will continue to conduct due diligence to attempt to confirm whether or not the refineries in question were sanctioned at the time the suppliers acquired Minerals, and whether or not the refinery actually exists in our supply chain. If a supplier is continuing to use a Sanctioned Entity in their supply chain, we will request that the suppliers provide us with schedules for eliminating those refineries from their supply chains.

Based on our RCOI, we believe that the majority of sources of the Minerals contained in our products are from: (i) smelters designated as conflict free by the RMI (65%); or (ii) smelters that have not been designated as conflict free by the RMI, but that we believe are from areas other than the DRC-conflict areas (29%). The remaining 6% of sources are smelters who source from the DRC and are not designated as conflict-free by RMI. We are actively working on smelter outreach and removal in these cases.

Design of Due Diligence Measures

The following are the due diligence measures we performed as a result of our RCOI:

1. Establish Strong Company Management Systems. Our Supply Chain team, reporting to a Senior Vice President, oversees supply chain due diligence related to the Minerals. Our Supply Chain team communicates our Extreme Networks Conflict Minerals Policy (“Conflict Minerals Policy”) our Supplier Code of Conduct to our suppliers and works with our third-party service provider to gather information for this report. Our Conflict Minerals Policy directs our suppliers to utilize a supply chain that does not support the conflict in the DRC-conflict areas. Copies of our Conflict Minerals Policy and Supplier Code of Conduct are available on our website at https://bit.ly/extreme-conflict-minerals-policy and https://www.extremenetworks.com/company/csr/, respectively.

2. Identify and Assess Risk in the Supply Chain. We are continually trying to identify risks within our supply chain. Using a third-party service provider, we conduct supply-chain surveys with our direct suppliers using the Conflict Minerals Reporting Template to identify the smelters and refiners and to determine the risks of any sources from the DRC-conflict areas within our supply chain. We utilize third parties to evaluate supplier responses for plausibility, consistency and gaps, both in terms of which products were stated to contain or not contain the Minerals, and the origin of the Minerals. In addition, we validate the information we receive from our suppliers, to the extent possible, using different procedures such as comparing different supplier responses for inconsistencies related to the same Minerals. We and our third-party service provider follow up with the suppliers surveyed, to the extent possible, on missing and inconsistent information.

In addition to direct queries to our suppliers, we utilize industry supply chain management tools and our third-party service provider to determine if there is any risk that the Minerals being used in our products are from DRC-conflict areas and benefit armed groups in these areas. For example, we check the conflict-free status of smelters and refiners on the RMI’s website.

3. Design and Implement a Strategy to Respond to Identified Risks. If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we plan to work to remove such suppliers from our supply chain in accordance with our supplier guidelines and our Conflict Minerals Policy.

4. Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Point in the Supply Chain. As a downstream user of Minerals, we do not purchase Minerals directly from smelters or refineries. We rely on entities closer to the smelters and refineries to conduct in-person audits. We conduct due diligence using sources such as RMI to determine the conflict-free status of smelters or refineries.

5. Report on Supply Chain Due Diligence. We file this report with the Securities and Exchange Commission and post it on our website at https://www.extremenetworks.com/company/legal/conflict-minerals/.

Steps to be taken to mitigate future risk

We take the following steps to improve the program and further mitigate any risk that the necessary Minerals in our products could benefit armed groups in the DRC-conflict areas:

1. Compliance Consulting Services. We use a third-party service provider to assist us with follow up on responses to the suppliers’ surveys and validate responses from suppliers.

2. Quality Management System. We follow our Quality Management System (“QMS”) process, which includes requiring compliance with the RCOI and conflict minerals disclosure processes as part of the supplier qualification and audit processes. The QMS includes a “corrective action-preventive action process” that is consistent with the OECD Framework.

3. Work with Suppliers on Quality of Information. We continue to communicate our expectations regarding the quality of information to be provided by our suppliers. We request that all our suppliers provide a completed and accurate RMI Conflict Minerals Reporting Template for the products that such suppliers manufacture for us that include the Minerals.

Over time, we anticipate that the amount of information globally available regarding the traceability and sourcing of the Minerals will increase.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on our current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of our control and which could cause actual events to differ materially from those expressed or implied by the statements made herein. Such factors include, among others, risks related to supply chain disruptions and component availability; global macroeconomic, political, and geopolitical factors; and a dependency on third parties for certain components and for the manufacturing of the company’s products. More information about potential factors that could affect the forward-looking statements contained in this Report are described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended June 30, 2023, Quarterly Report on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023 and March 31, 2024, and other documents on file with the Securities and Exchange Commission (available at www.sec.gov). Any forward-looking statements in this Report are based on current information as of the date of this Report, and we assume no obligation to correct or update any such statements in the future, except as required by applicable law.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including our website) are not incorporated by reference in, or considered to be a part of this Report, unless expressly incorporated by reference herein.

INHERENT LIMITATIONS ON DUE DILIGENCE MEASURES

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Smelter Identification Number	Metal	Smelter Reference List	Smelter Country (*)
CID002763	Gold	8853 S.p.A.	Italy
CID002920	Gold	ABC Refinery Pty Ltd.	Australia
CID002708	Gold	Abington Reldan Metals, LLC	United States Of America
CID000015	Gold	Advanced Chemical Company	United States Of America
CID003185	Gold	African Gold Refinery	Uganda
CID000035	Gold	Agosi AG	Germany

CID000019	Gold	Aida Chemical Industries Co., Ltd.	Japan
CID002560	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
CID002760	Gold	Albino Mountinho Lda.	Portugal
CID003500	Gold	Alexy Metals	United States Of America
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
CID000077	Gold	Argor-Heraeus S.A.	Switzerland
CID000082	Gold	Asahi Pretec Corp.	Japan
CID000924	Gold	Asahi Refining Canada Ltd.	Canada
CID000920	Gold	Asahi Refining USA Inc.	United States Of America
CID000090	Gold	Asaka Riken Co., Ltd.	Japan
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
CID002850	Gold	AU Traders and Refiners	South Africa
CID003461	Gold	Augmont Enterprises Private Limited	India
CID000113	Gold	Aurubis AG	Germany
CID002863	Gold	Bangalore Refinery	India
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
CID000157	Gold	Boliden AB	Sweden
CID000176	Gold	C. Hafner GmbH + Co. KG	Germany
CID000180	Gold	Caridad	Mexico
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	Canada
CID000189	Gold	Cendres + Metaux S.A.	Switzerland

CID003382	Gold	CGR Metalloys Pvt Ltd.	India
CID000233	Gold	Chimet S.p.A.	Italy
CID000264	Gold	Chugai Mining	Japan
CID004010	Gold	Coimpa Industrial LTDA	Brazil
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
CID003348	Gold	Dijllah Gold Refinery FZC	United Arab Emirates
CID003663	Gold	Dongwu Gold Group	China
CID000401	Gold	Dowa	Japan
CID000359	Gold	DSC (Do Sung Corporation)	Korea, Republic Of
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	India
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	India
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	India
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	India
CID002561	Gold	Emirates Gold DMCC	United Arab Emirates
CID002515	Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
CID002584	Gold	Fujairah Gold FZC	United Arab Emirates
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
CID003641	Gold	Gold by Gold Colombia	Colombia

CID003186	Gold	Gold Coast Refinery	Ghana
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
CID002312	Gold	Guangdong Jinding Gold Limited	China
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
CID000694	Gold	Heimerle + Meule GmbH	Germany
CID000711	Gold	Heraeus Germany GmbH Co. KG	Germany
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	China
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	China
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
CID000778	Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
CID002587	Gold	Industrial Refining Company	Belgium
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
CID002562	Gold	International Precious Metal Refiners	United Arab Emirates
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
CID000814	Gold	Istanbul Gold Refinery	Turkey
CID002765	Gold	Italpreziosi	Italy
CID002893	Gold	JALAN & Company	India
CID000823	Gold	Japan Mint	Japan
CID000855	Gold	Jiangxi Copper Co., Ltd.	China
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

CID000493	Gold	JSC Novosibirsk Refinery	Russian Federation
CID000929	Gold	JSC Uralelectromed	Russian Federation
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
CID003497	Gold	K.A. Rasmussen	Norway
CID002563	Gold	Kaloti Precious Metals	United Arab Emirates
CID000956	Gold	Kazakhmys Smelting LLC	Kazakhstan
CID000957	Gold	Kazzinc	Kazakhstan
CID000969	Gold	Kennecott Utah Copper LLC	United States Of America
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
CID000981	Gold	Kojima Chemicals Co., Ltd.	Japan
CID002605	Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
CID003463	Gold	Kundan Care Products Ltd.	India
CID001029	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
CID001032	Gold	L'azurde Company For Jewelry	Saudi Arabia
CID001056	Gold	Lingbao Gold Co., Ltd.	China
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
CID002762	Gold	L'Orfebre S.A.	Andorra
CID001078	Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
CID000689	Gold	LT Metal Ltd.	Korea, Republic Of
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
CID002606	Gold	Marsam Metals	Brazil

CID001113	Gold	Materion	United States Of America
CID001119	Gold	Matsuda Sangyo Co., Ltd.	Japan
CID003548	Gold	MD Overseas	India
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
CID003557	Gold	Metallix Refining Inc.	United States Of America
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	China
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	China
CID001153	Gold	Metalor Technologies S.A.	Switzerland
CID001157	Gold	Metalor USA Refining Corporation	United States Of America
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
CID001188	Gold	Mitsubishi Materials Corporation	Japan
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
CID001352	Gold	MKS PAMP SA	Switzerland
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	India
CID002857	Gold	Modeltech Sdn Bhd	Malaysia
CID002282	Gold	Morris and Watson	New Zealand
CID001204	Gold	Moscow Special Alloys Processing Plant	Russian Federation
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
CID001236	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
CID003189	Gold	NH Recytech Company	Korea, Republic Of
CID001259	Gold	Nihon Material Co., Ltd.	Japan

CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
CID002872	Gold	Pease & Curren	United States Of America
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
CID002919	Gold	Planta Recuperadora de Metales SpA	Chile
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
CID001498	Gold	PX Precinox S.A.	Switzerland
CID003324	Gold	QG Refining, LLC	United States Of America
CID001512	Gold	Rand Refinery (Pty) Ltd.	South Africa
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	China
CID002582	Gold	REMONDIS PMR B.V.	Netherlands
CID001534	Gold	Royal Canadian Mint	Canada
CID002761	Gold	SAAMP	France
CID001546	Gold	Sabin Metal Corp.	United States Of America
CID002973	Gold	Safimet S.p.A	Italy
CID002290	Gold	SAFINA A.S.	Czechia
CID002853	Gold	Sai Refinery	India
CID003666	Gold	Sam Precious Metals	United Arab Emirates
CID001555	Gold	Samduck Precious Metals	Korea, Republic Of

CID001562	Gold	Samwon Metals Corp.	Korea, Republic Of
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	Spain
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	China
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	China
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.	China
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
CID002588	Gold	Shirpur Gold Refinery Ltd.	India
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
CID002516	Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
CID001761	Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
CID003383	Gold	Sovereign Metals	India
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
CID002567	Gold	Sudan Gold Refinery	Sudan
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
CID002918	Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
CID001810	Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
CID002580	Gold	T.C.A S.p.A	Italy
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
CID001938	Gold	Tokuriki Honten Co., Ltd.	Japan

CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
CID002615	Gold	TOO Tau-Ken-Altyn	Kazakhstan
CID001955	Gold	Torecom	Korea, Republic Of
CID002314	Gold	Umicore Precious Metals Thailand	Thailand
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
CID001993	Gold	United Precious Metal Refining, Inc.	United States Of America
CID002003	Gold	Valcambi S.A.	Switzerland
CID003615	Gold	WEEEREFINING	France
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	Australia
CID002778	Gold	WIELAND Edelmetalle GmbH	Germany
CID002100	Gold	Yamakin Co., Ltd.	Japan
CID002129	Gold	Yokohama Metal Co., Ltd.	Japan
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	China
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
CID003926	Tantalum	5D Production OU	Estonia
CID001076	Tantalum	AMG Brasil	Brazil
CID002504	Tantalum	D Block Metals, LLC	United States Of America
CID000460	Tantalum	F&X Electro-Materials Ltd.	China
CID002505	Tantalum	FIR Metals & Resource Ltd.	China
CID002558	Tantalum	Global Advanced Metals Aizu	Japan
CID002557	Tantalum	Global Advanced Metals Boyertown	United States Of America
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	China
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	China
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
CID002539	Tantalum	KEMET de Mexico	Mexico
CID002548	Tantalum	Materion Newton Inc.	United States Of America
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	India
CID001175	Tantalum	Mineracao Taboca S.A.	Brazil
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
CID001200	Tantalum	NPM Silmet AS	Estonia
CID004054	Tantalum	PowerX Ltd.	Rwanda
CID001508	Tantalum	QuantumClean	United States Of America
CID002707	Tantalum	Resind Industria e Comercio Ltda.	Brazil
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
CID000291	Tantalum	Smelter Not Listed	China
CID001769	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
CID001869	Tantalum	Taki Chemical Co., Ltd.	Japan
CID002544	Tantalum	TANIOBIS Co., Ltd.	Thailand
CID002545	Tantalum	TANIOBIS GmbH	Germany
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	Japan

CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
CID001891	Tantalum	Telex Metals	United States Of America
CID001969	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
CID000292	Tin	Alpha	United States Of America
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
CID002773	Tin	Aurubis Beerse	Belgium
CID002774	Tin	Aurubis Berango	Spain
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
CID001070	Tin	China Tin Group Co., Ltd.	China
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
CID003524	Tin	CRM Synergies	Spain
CID002570	Tin	CV Ayi Jaya	Indonesia
CID002455	Tin	CV Venus Inti Perkasa	Indonesia
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
CID000402	Tin	Dowa	Japan
CID003831	Tin	DS Myanmar	Myanmar
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

CID000438	Tin	EM Vinto	Bolivia (Plurinational State Of)
CID000448	Tin	Estanho de Rondonia S.A.	Brazil
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
CID000468	Tin	Fenix Metals	Poland
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	China
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	China
CID003387	Tin	Luna Smelter, Ltd.	Rwanda
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
CID001105	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
CID002500	Tin	Melt Metais e Ligas S.A.	Brazil
CID001142	Tin	Metallic Resources, Inc.	United States Of America
CID001173	Tin	Mineracao Taboca S.A.	Brazil
CID004065	Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The
CID001182	Tin	Minsur	Peru
CID001191	Tin	Mitsubishi Materials Corporation	Japan
CID002858	Tin	Modeltech Sdn Bhd	Malaysia
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

CID001305	Tin	Novosibirsk Tin Combine	Russian Federation
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
CID001337	Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
CID003208	Tin	Pongpipat Company Limited	Myanmar
CID003409	Tin	Precious Minerals and Smelting Limited	India
CID000309	Tin	PT Aries Kencana Sejahtera	Indonesia
CID001399	Tin	PT Artha Cipta Langgeng	Indonesia
CID002503	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
CID001402	Tin	PT Babel Inti Perkasa	Indonesia
CID001406	Tin	PT Babel Surya Alam Lestari	Indonesia
CID002776	Tin	PT Bangka Prima Tin	Indonesia
CID003205	Tin	PT Bangka Serumpun	Indonesia
CID001419	Tin	PT Bangka Tin Industry	Indonesia
CID001421	Tin	PT Belitung Industri Sejahtera	Indonesia
CID001428	Tin	PT Bukit Timah	Indonesia
CID002696	Tin	PT Cipta Persada Mulia	Indonesia
CID002835	Tin	PT Menara Cipta Mulia	Indonesia
CID001453	Tin	PT Mitra Stania Prima	Indonesia
CID003449	Tin	PT Mitra Sukses Globalindo	Indonesia
CID001457	Tin	PT Panca Mega Persada	Indonesia
CID000313	Tin	PT Premium Tin Indonesia	Indonesia

CID001458	Tin	PT Prima Timah Utama	Indonesia
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
CID003381	Tin	PT Rajawali Rimba Perkasa	Indonesia
CID001460	Tin	PT Refined Bangka Tin	Indonesia
CID001463	Tin	PT Sariwiguna Binasentosa	Indonesia
CID001468	Tin	PT Stanindo Inti Perkasa	Indonesia
CID002816	Tin	PT Sukses Inti Makmur	Indonesia
CID001486	Tin	PT Timah Nusantara	Indonesia
CID001477	Tin	PT Timah Tbk Kundur	Indonesia
CID001482	Tin	PT Timah Tbk Mentok	Indonesia
CID001490	Tin	PT Tinindo Inter Nusa	Indonesia
CID002478	Tin	PT Tirus Putra Mandiri	Indonesia
CID001493	Tin	PT Tommy Utama	Indonesia
CID002706	Tin	Resind Industria e Comercio Ltda.	Brazil
CID001539	Tin	Rui Da Hung	Taiwan, Province Of China
CID003379	Tin	Smelter Not Listed	China
CID002844	Tin	Smelter Not Listed	China
CID002593	Tin	Smelter Not Listed	Indonesia
CID002756	Tin	Super Ligas	Brazil
CID001898	Tin	Thaisarco	Thailand
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
CID003325	Tin	Tin Technology & Refining	United States Of America

CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
CID002015	Tin	VQB Mineral and Trading Group JSC	Viet Nam
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
CID000004	Tungsten	A.L.M.T. Corp.	Japan
CID002833	Tungsten	ACL Metais Eireli	Brazil
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
CID003553	Tungsten	Artek LLC	Russian Federation
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	China
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
CID003468	Tungsten	Cronimet Brasil Ltda	Brazil
CID004060	Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
CID000568	Tungsten	Global Tungsten & Powders LLC	United States Of America
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
CID002541	Tungsten	H.C. Starck Tungsten GmbH	Germany
CID003978	Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of

CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	China
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	China
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
CID002649	Tungsten	Hydrometallurg, JSC	Russian Federation
CID000825	Tungsten	Japan New Metals Co., Ltd.	Japan
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
CID000966	Tungsten	Kennametal Fallon	United States Of America
CID000105	Tungsten	Kennametal Huntsville	United States Of America
CID003407	Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
CID003643	Tungsten	LLC Vostok	Russian Federation
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
CID002543	Tungsten	Masan High-Tech Materials	Viet Nam
CID002845	Tungsten	Moliren Ltd.	Russian Federation
CID004034	Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam

CID002589	Tungsten	Niagara Refining LLC	United States Of America
CID003416	Tungsten	NPP Tyazhmetprom LLC	Russian Federation
CID003614	Tungsten	OOO “Technolom” 1	Russian Federation
CID003612	Tungsten	OOO “Technolom” 2	Russian Federation
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
CID002724	Tungsten	Unecha Refractory metals plant	Russian Federation
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	Austria
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	China
CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China